ARTICLES OF   INCORPORATION

OF
UNITED INVESTORS HOLDING COMPANY, INC.
      I, the undersigned, natural person of the age of 18 years or more, acting as incorporator, of a corporation under the Colorado Corporation Code, hereby adopt the following Articles of
       Incorporation for such corporation:
      FIRST: The name of the corporation is UNITED INVESTORS
       HOLDING COMPANY, INC.
      SECOND: The period of duration of the Corporation shall be perpetual.
      THIRD: The purpose or purposes for which the corporation
      is organized is the transaction of all lawful business for which corporations may be incorporated pursuant to the Colorado
      Corporation Code.
      FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 10,000,000. Said stock shall consist of one class, namely common, and each share shall have a 1 cent par value. All stock shall have voting powers.
  FIFTH:    Cumulative voting shall not be permitted.
  SIXTH:    Pre-emptive rights are denied all shareholders.
      SEVENTH: The address of the initial registered office of the corporation is 221 East 29th Street, Suite 204, Loveland,
       Colorado, 80537; and the name of its registered agent at
      such address is Garwood G. C. Trenor.
      EIGHTH: The address of the place of business of the
      corporation is 221 East 29th Street, Suite 204, Loveland,
       Colorado, 80537.
	         NINTH: The number of directors constituting the Board of Directors shall be not less than 3 nor more than 7 Directors as the stockholders may determine from time to time, and who shall be elected in accordance with the By-Laws of the corporation.
The names and addresses of the persons who are to serve as
he Directors until the first annual meeting of the stockholders of the corporation, or until their successors are elected and shall qualify are:
NAME	ADDRESS
Garwood G. C. Trenor	2155 W. Eisenhower Blvd.,
Apt. 218-A Loveland, Colorado  80537
J. R. Wilkinson	3040 Glendevey Drive
Loveland, Colorado  80537
Herman H. Larsen	2154 W. 15th Street
Apt. 422-C Loveland, Colorado  80537
TENTH:    The name and address of the incorporator is:
NAME	ADDRESS

Garwood G. C. Trenor	2155 W. Eisenhower Blvd.,
Apt. 218-A Loveland, Colorado  80537
Dated this 15th day of April, 1983.

STATE OF COLORADO  )
                       )  ss. COUNTY OF LARIMER  )
      I, Judith E. Felton, a Notary Public, hereby certify that on the 15th day of April, 1983, personally appeared befofe me Garwood
 G. C. Trenor, who being first duly sworn by me, severally declares that he is over the age of 18 years and the person who signed the foregoing document as incorporator and that the statements therein contained are true.
      IN WITNESS WHEREOF, I have hereunto set my hand and seal this 15th day of April, 1983.

Notary Public P. O. Box 642 Loveland, CO 80539
My commission expires July 9,	1984